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                                                                    Exhibit 99.1

                                                           [LOGO OF US WIRELESS]


PRESS RELEASE
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      U.S. Wireless Corporation Files Petition for Chapter 11 Protection

San Ramon, CA, August 29, 2001--U.S. Wireless Corporation (Nasdaq: USWCE;
Frankfurt: USP), and its subsidiaries today filed voluntary petitions pursuant to Chapter 11 of the federal bankruptcy law. The filings were made with the U.S. Bankruptcy Court for the District of Delaware.

U.S. Wireless Corporation is a provider of location and traffic information and the developer of the RadioCamera(TM) location pattern matching technology. The RadioCamera(TM) technology pinpoints the location of cellular callers to enable the delivery of mobile services, including life saving emergency 911 caller location, live traffic and traveler information, navigation assistance, localized directory assistance, and vehicle and asset tracking.

NOTE: RadioCamera(TM) and the U.S. Wireless logo are trademarks of U.S. Wireless Corporation.

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CONTACT: Paul Brunato, 925-327-6236, or paul@uswcorp.com or Randy Miller, 201-
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476-0123, or randy@uswcorp.com, both of U.S. Wireless Corporation